EXHIBIT 10.5


                           MEMORANDUM OF UNDERSTANDING

                                     BETWEEN

     THE ADAMS FEE PROPERTIES,INC. (the "AFPI'), having an address for Notice and delivery located at 1609 North L Street, Midland, Texas 79701
     Attention: Mr. Gary Garlitz.

     PETROGEN INTERNATIONAL LTD., having an address for notice and delivery located at Suite 3300 - 3200 Southwest Freeway, Houston, Texas 77027

     DATE: August 4th, 2003

Dear Mr. Garlitz:

As per our most recent discussions and subsequent to our meeting in Midland on Wednesday, June 26t`, 2003 where we discussed Petrogen's interest in the 9,000 acre Adams Ranch Project, Block "0; G-H and S-F", , Sections 113, 114, 126, 127, 128, 153, 154, 155, 166, 167, 168 and the East 1/2 of Sections 112, 129, 152,
169, Texas Railroad Commission Survey, Crockett County, Texas (the "Property"); Petrogen International Ltd. (Petrogen) would like to proceed with the commencement of a development initiative upon the Property under the following terms as described in this Memorandum of Understanding (the "MOU").

ACKNOWLEDGEMENT

AFPI owns or controls the following

         1) The Property, consisting of 9,000 acres of oil and gas leases located in Crockett County, Texas and further described as the Adams Ranch, as noted above.

         2) Seventeen (17) existing wells drilled (the "AFPI Wells") to an approximate depth of 5,000' and completed as gas producers and operated by AFPI, as well as seventeen (17) identified new well drill site locations owned by AFPI offsetting the AFPI Wells.

         3) Vested interest in an additional ten existing wells drilled to an approximate depth of 5,000' and completed as gas producers and currently operated by a third party.

         4) 3" Gas gathering system tied to El Paso's 36" transmission line.

PROPERTY OPTION

         1) Petrogen shall reserve an option (the "Option") for a period of thirty (30) days (the "Option Period") from the date hereof to perform a due diligence review (the "Review") of the Property, and to thereafter enter into a Formal Acquisition and


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Development   Agreement  (the   "Agreement"),   which  will  govern  development
operations performed by Petrogen upon the Property.

DRILLING COMMITMENT

1) AFPI agrees to deliver to Petrogen a 100% working interest (WI) - 75% net revenue interest (NRI) lease and merchantable title on the Property on a well-bywell basis.

2) Upon Petrogen's election to proceed with the development of the Property, Petrogen shall have until December 1st, 2003 to spud a test well to be drilled to a depth of two hundred fifty feet (250') below the top of the Ellenberger formation (the "Test Well").

3) Upon spudding of the Test Well, Petrogen will assign a 15% WI upon the same to AFPI.

4) Upon Petrogen having received net income from the Test Well equal to its expenditures to drill and complete the same, Petrogen will assign AFPI an additional 10% WI, providing for a total combined WI to the benefit of AFPI of 25% (the "Net WI").

5) If AFPI delivers any WI less than 100%, said WI will be proportionately reduced from AFPI's Net WI.

6) Each well drilled by Petrogen will earn Petrogen that well drill spacing unit, or, the acreage spacing unit as designated by the Texas Railroad Commission, which ever is the larger, to the total depth it drills within said acreage unit.

7) Petrogen agrees to drill at least four (4) new wells per year to maintain exclusive rights to its continued development interests upon the Property.

DEVELOPMENT COMMITMENT

1) Upon spudding of the Test Well, Petrogen will have earned the exclusive right to initiate a redevelopment program of the AFPI Wells, the terms of which will be outlined in the Agreement.

PHILLIPS RANCH COMMITMENT

1) Upon spudding of the Test Well, Petrogen will have earned the exclusive right to initiate a re-development program of the existing #1 Phillips and the #2 Phillips wellbores (the "Phillips Wells").

2) At such time as Petrogen has spudded the Test Well, within ten (10) business days thereafter, AFPI will effect the conveyance to Petrogen of a 100% WI 75% NRI upon the one hundred sixty (160) acre spacing unit, or applicable Texas Railroad gas unit, whichever is the larger, surrounding each of the Phillips Wells as noted.

3) Additional   terms  regarding  the  balance  of  the  Phillips  acreage  and development drilling of the same will be detailed in the Agreement.


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HARRELL RANCH COMMITMENT

1) Upon spudding of the Test Well, Petrogen will have earned the exclusive right to develop the Harrell Ranch under terms to be designated in the Agreement.

GAS DELIVERY

1) Upon the successful completion of the Test Well, or the successful redevelopment of any of the AFPI Wells upon the Property, AFPI agrees to gather, compress and deliver gas production from the same to El Paso's 35" gas line for the benefit of Petrogen for a fee of $0.50/MCF.

GENERAL TERMS

1) The proposed terms of this MOU together with any obligations contained herein will be subject to the execution of the Agreement

2) The parties warrant employing good faith, due diligence, and best efforts in the performance of this MOU. In the event of any dispute, the parties shall employ the terms hereof and terms standard in the industry where not addressed by agreements.

3) This MOU shall be kept confidential and no disclosure of the same shall be made without mutual consent, which shall not be unreasonably with held.

If the aforementioned terms meet with your approval, please indicate so through signing in the appropriate area below, and the same shall be binding upon us from the date of acceptance forward.

Sincerely,



Petrogen International Ltd.
Sacha H. Spindler
President, CEO


Agreed to and accepted this__________day of August, 2003



_____________________________________________
Adams Fee Properties, Inc. - per Gary Garlitz